UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

ATLANTIC COAST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

(800) 342-2824

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 20, 2014, Atlantic Coast Financial Corporation (the “Company”) offered James D. Hogan, a director of the Company and the Bank, and the former interim Executive Vice President and Chief Financial Officer, employment in an enterprise risk management capacity. Mr. Hogan accepted the role, and will receive an annual base salary of $75,000.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 19, 2014, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of three directors, and the ratification of the appointment of the independent registered public accounting firm. Messrs. Palmer, Sidhu and Stephens were elected for three-year terms. A breakdown of the votes cast is set forth below.

1.	The election of directors:
		For	Withheld	Broker non-votes
	W. Eric Palmer	7,028,771	245,704	4,136,631

	Jay S. Sidhu	7,016,124	258,351	4,136,631

	John K. Stephens, Jr.	7,029,078	245,397	4,136,631

2.	The ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:
	For	Against	Abstain
	11,295,082	113,249	2,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: May 20, 2014	By:	/s/ John K. Stephens, Jr.
John K. Stephens, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)